Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated June 4, 2021, relating to the financial statements of Chardan NextTech Acquisition 2 Corp. appearing in the Registration Statement on Amendment No. 7 to Form S-1, File No. 333-254010.

/s/ WithumSmith+Brown, PC

New York, New York
August 10, 2021